Exhibit 99.1

MTI Technology Corporation Reports Fourth Quarter and Fiscal Year 2004 Financial Results

     TUSTIN, Calif.--(BUSINESS WIRE)--June 22, 2004--

         MTI Continues to Report Revenue Growth and Secures $15 Million
                     in Funding to Expand Market Opportunity

     MTI Technology Corporation (Nasdaq:MTIC), a global provider of data storage products, data management and protection solutions, professional services and support, today announced its financial results for the fourth quarter and year ended April 3, 2004.
     For the fourth quarter of fiscal year 2004, the Company reported total revenues of $23.6 million, compared to $22.4 million in the prior year's quarter, an increase of 6%, and $21.2 million in the prior quarter, an increase of 12%. Product revenue for the fourth quarter of fiscal year 2004 was $14.6 million, compared to $12.4 million in the prior year's quarter, an increase of 18%, and $12.3 million in the prior quarter, an increase of 19%. Service revenues for the fourth quarter of fiscal year 2004 were $9.0 million, compared to $10.0 million in the prior year's quarter, a decrease of 9%, and $8.9 million in the prior quarter, an increase of 1%. Gross profit margin for the fourth quarter of fiscal year 2004 was 23.2%, compared to 34.7% in the prior year's quarter and 22.0% in the prior quarter.
     The Company reported a net loss for the fourth quarter of fiscal year 2004 of $0.7 million, or $0.02 per share, compared to net income of $0.6 million, or $0.02 per diluted share, in the prior year's quarter, and reported net income of $1.5 million, or $0.04 per diluted share, in the prior quarter.
     The Company today announced that it has raised $15 million, before consideration of professional fees, in a private placement equity financing transaction led by Advent International. In connection with the financing, MTI issued 566,797 shares of Series A Convertible Preferred Stock at $26.46 per share and warrants to purchase 1,624,308 shares of Common Stock of MTI with an exercise price of $3.10 per share.
     "Our relationship with EMC has been very positive. We have experienced revenue growth in every quarter since the inception of our EMC partnership in March 2003," said Tom Raimondi, President and Chief Executive Officer. "The Company's total revenue growth quarter-over-quarter of 12% is very encouraging. With the additional funding, we are now well positioned to add professional services and sales resources to further grow the opportunity we have with our EMC partnership."
     For fiscal year 2004, the Company reported total revenues of $83.2 million, compared to $82.4 million in fiscal year 2003. Product revenues for fiscal year 2004 were $46.5 million, compared to $40.1 million in fiscal year 2003, a 16% increase. Service revenues for fiscal year 2004 were $36.7 million, compared to $42.3 million in fiscal year 2003, a decrease of 13%. Gross profit margin for fiscal year 2004 was 23.2%, compared to 26.5% in fiscal year 2003. Operating expenses for fiscal year 2004 were $27.0 million, compared to $34.5 million for fiscal 2003, a decrease of 22%.
     The Company reported a net loss for fiscal year 2004 of $3.9 million, or $0.12 per share, compared to a net loss of $11.2 million, or $0.34 per share, in fiscal year 2003.
     The significant improvement in profitability is due primarily to revenue growth and cost reductions during fiscal 2004 and the favorable resolution of income tax matters related to prior years.
     The Company settled certain tax matters with the IRS during the third quarter of fiscal 2004. These settlements allowed us to reverse $1.5 million of previously recorded tax liabilities, to record an income tax receivable of $1.7 million, and record $0.7 million in accrued interest resulting in additional net income of $3.2 million in fiscal year 2004.
     As of April 3, 2004, the Company had $3.0 million in cash and cash equivalents, $3.9 million in bank borrowings under the Company's $7.0 million line of credit with Comerica Bank, and $2.7 million in working capital. The Company's line of credit with Comerica Bank was extended to May 31, 2005.

     Conference Call Information

     MTI Technology Corporation will hold its quarterly conference call on Tuesday, June 22, 2004, at 11:00 a.m. Pacific Time/2:00 p.m. Eastern Time. The call will be accessible live by dialing toll free 800-901-5213, pass code 49163616 (international callers, call 617-786-2962, pass code 49163616), or via webcast at www.mti.com. The webcast will be available on MTI's website for 45 days at www.mti.com/company/ir_calls.asp.
     A replay of the call will be available for 48 hours by dialing toll free 888-286-8010 and entering pass code 13560451 (international callers, please call 617-801-6888, pass code 13560451).

     About MTI Technology Corporation

     MTI's mission as a global solutions provider is to deliver superior business value to its customers in support of their data storage and enhanced data protection needs. MTI has more than 20 years of experience in delivering a full range of storage solutions -- including assessment, design, integration, professional services and third-party maintenance -- from midrange to Global 2000 customers. MTI is a premier systems integrator focusing on providing end-to-end business solutions in the storage marketplace. Headquartered in Tustin, MTI may be reached by telephone at 800-999-9MTI (toll free) or 714-481-7800, or by fax at 714-481-4135. Web address is www.mti.com.
     MTI is a registered trademark of MTI Technology Corporation (the
"Company").

     This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding the Company's expectations, goals or intentions regarding the future, including but not limited to statements regarding the Company's strategy, capital position, anticipated cost savings, operating results, the effects of additional headcount reductions on the Company's business, as well as statements regarding the Company's line of credit, and its financial resources, the potential growth of the storage industry and MTI, and the commercial relationship between MTI and EMC, and EMC's product offerings and solutions, all of which are subject to change. The actual results may differ materially from those described in any forward-looking statement. In particular, there can be no assurance that MTI will improve revenues, margins, operating efficiencies, operating results, or be successful with its new strategy. In addition, there can be no assurance that MTI will be able to borrow under the line of credit, have sufficient resources or that it or the industry will grow. Important factors that may cause actual results to differ include competition, evolving technology, and the economy and other world events. Other important factors are set forth in the Company's periodic filings with the U.S. Securities and Exchange Commission, including its Form 10-K for the year ended April 5, 2003. All forward-looking statements speak as of the date made and MTI undertakes no obligation to update any such statement.


                      MTI TECHNOLOGY CORPORATION
                     CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                   April 3,  April 5,
                                                     2004      2003
                                                   --------- ---------
                                ASSETS

Current assets:
 Cash and cash equivalents                           $3,017    $9,833
 Accounts receivable, less allowance for doubtful
  accounts and sales returns of $437 in 2004 and
  $476 in 2003                                       22,352    13,913
 Inventories                                          6,186     8,297
 Income tax and interest receivable                   2,464        --
 Prepaid expenses and other receivables               5,792     4,330
                                                   --------- ---------
           Total current assets                      39,811    36,373
 Property, plant and equipment, net                   1,401     2,833
 Goodwill, net                                        5,184     5,184
 Other                                                  216       166
                                                   --------- ---------
                                                    $46,612   $44,556
                                                   ========= =========

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Line of credit                                      $3,933    $1,740
 Current portion of capital lease obligations           176       161
 Accounts payable                                    13,650     8,006
 Accrued liabilities                                  6,097     8,014
 Accrued restructuring charges                        1,830     2,931
 Deferred revenue                                    11,382    13,450
                                                   --------- ---------
           Total current liabilities                 37,068    34,302
 Capital lease obligations, less current portion         95       286
 Deferred revenue                                     2,308       994
                                                   --------- ---------
           Total liabilities                         39,471    35,582
                                                   --------- ---------

 Commitments and contingencies                           --        --
 Stockholders' equity:
    Preferred stock, $.001 par value; authorized
     5,000 shares; issued and outstanding, none          --        --
    Common stock, $.001 par value; authorized
     80,000 shares; issued (including treasury
     shares) and outstanding 34,473 and 32,969
     shares in 2004 and 2003, respectively               34        33
    Additional paid-in capital                      136,316   134,931
    Accumulated deficit                            (126,149) (122,282)
    Accumulated other comprehensive loss             (3,060)   (3,708)
                                                   --------- ---------
           Total stockholders' equity                 7,141     8,974
                                                   --------- ---------
                                                    $46,612   $44,556
                                                   ========= =========


                      MTI TECHNOLOGY CORPORATION
                CONSOLIDATED STATEMENTS OF OPERATIONS
  FISCAL YEARS ENDED APRIL 3, 2004, APRIL 5, 2003, AND APRIL 6, 2002
                (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          2004      2003      2002
                                        --------- --------- ----------

Net product revenue                      $46,442   $40,101    $69,519
Service revenue                           36,723    42,285     48,399
                                        --------- --------- ----------

  Total revenue, including $85, $104
   and $836 from related parties in
   2004, 2003 and 2002, respectively      83,165    82,386    117,918
                                        --------- --------- ----------

Product cost of revenue                   37,499    32,948     56,466
Service cost of revenue                   26,390    27,640     29,751
                                        --------- --------- ----------

  Total cost of revenue                   63,889    60,588     86,217
                                        --------- --------- ----------

  Gross profit                            19,276    21,798     31,701

Operating expenses:
Selling, general and administrative       26,405    27,754     43,211
Research and development                     776     5,238     12,742
Restructuring charges                       (211)    1,467      4,911
                                        --------- --------- ----------

  Total operating expenses                26,970    34,459     60,864
                                        --------- --------- ----------

  Operating loss                          (7,694)  (12,661)   (29,163)

Other income (expense):
Interest expense                            (242)     (299)      (236)
Interest income                              865        76        514
Gain (loss) on foreign currency
 transactions                                 29       639       (542)
Other income, net                              8     1,231      3,904
Equity in net loss and write-down of
 net investment of affiliate                  --        --     (9,504)
                                        --------- --------- ----------

Loss before income taxes                  (7,034)  (11,014)   (35,027)
Income tax expense (benefit)              (3,168)      205     24,598
                                        --------- --------- ----------

Net loss                                 $(3,866) $(11,219)  $(59,625)
                                        ========= ========= ==========


Net loss per share:
Basic and diluted                         $(0.12)   $(0.34)    $(1.83)
                                        ========= ========= ==========

Weighted average shares used in per
 share computations:
Basic and diluted                         33,482    32,852     32,548
                                        ========= ========= ==========


                      MTI TECHNOLOGY CORPORATION
                CONSOLIDATED STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT PER SHARE DATA)
                             (UNAUDITED)

                                            FY 2004  FY 2003  FY 2004
                                               Q4       Q4       Q3
                                            -------- -------- --------

Net product revenue                         $14,625  $12,414  $12,281
Service revenue                               9,026    9,969    8,929
                                            -------- -------- --------

          Total revenue                      23,651   22,383   21,210
                                            -------- -------- --------

Product cost of revenue                      11,371    7,741    9,894
Service cost of revenue                       6,799    6,864    6,642
                                            -------- -------- --------

          Total cost of revenue              18,170   14,605   16,536
                                            -------- -------- --------

          Gross profit                        5,481    7,778    4,674

Operating expenses:
Selling, general and administrative           7,003    6,406    6,531
Research and development                         --      907       --
Restructuring charges                            --      200       --
                                            -------- -------- --------

          Total operating expenses            7,003    7,513    6,531
                                            -------- -------- --------

          Operating income (loss)            (1,522)     265   (1,857)

Interest and other income (expense), net        735        9      (40)
Gain (loss) on foreign currency
 transactions                                    (1)     459      225
                                            -------- -------- --------

Income (loss) before income taxes              (788)     733   (1,672)
Income tax expense (benefit)                    (44)     131   (3,130)
                                            -------- -------- --------

Net income (loss)                             $(744)    $602   $1,458
                                            ======== ======== ========


Net income (loss) per share:
Basic and diluted                            $(0.02)   $0.02    $0.04
                                            ======== ======== ========

Weighted average shares used in per share
 computations:
Basic                                        34,200   32,969   33,602
                                            ======== ======== ========
Diluted                                      34,200   33,403   35,482
                                            ======== ======== ========


    CONTACT: MTI Technology Corporation
             Todd Schaeffer, 714-481-7808
             tschaeffer@mti.com